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                                                                      EXHIBIT 11

                                  NOVELL, INC.

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The computation of common and common share equivalents is as follows (in thousands):

                                                                           FISCAL YEAR ENDED
                                                                ---------------------------------------
                                                                OCTOBER 28,   OCTOBER 26,   OCTOBER 31,
                                                                   1995          1996          1997
                                                                -----------   -----------   -----------
Weighted average number of common shares outstanding..........    367,963       355,478       348,148
Number of common share equivalents resulting from stock
options, computed using the treasury stock method.............      6,621         2,441         1,281
                                                                  -------       -------       -------
Number of common and common share equivalents used in
computation...................................................    374,584       357,919       349,429
                                                                  =======       =======       =======